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                                    EXHIBIT 2

The Manufacturers Life Insurance Company, Seamark Asset Management Ltd. and Manulife Financial Corporation each hereby agree that the attached Form 13G to be filed by The Manufacturers Life Insurance Company relating to each company's beneficial ownership of Ballantyne of Omaha Inc. is also filed on behalf of Seamark Asset Management Ltd. and Manulife Financial Corporation.

Date: February 10, 2000

The Manufacturers Life Insurance Company

By: /s/ James D. Gallagher
    ------------------------------------
    James D. Gallagher
    Vice President Legal Services and
     Chief Officer Compliance U.S. Operations

Seamark Asset Management Ltd.

By: /s/ Chad King
    ------------------------------------
    Chad King,
    Compliance Officer

Manulife Financial Corporation

By: /s/ Dale W. Scott
    ------------------------------------
    Dale W. Scott,
    Senior Vice President and
     General Counsel